EXHIBIT 10.2
AMENDMENT NUMBER ONE
TO
WAFER SUPPLY AGREEMENT

This Amendment Number One to Wafer Supply Agreement (the “Amendment”), effective as of January 1, 2014 (the “Amendment Effective Date”), amends the Wafer Supply Agreement effective October 1, 2010 (the “Agreement”) by and between:

(1)
Power Integrations International, Ltd., a Cayman Islands corporation having its principal place of business at 4th Floor, Century Yard, Cricket Square, Elgin Avenue, P.O. Box 32322, Grand Cayman KY1-1209 (“POWER INTEGRATIONS”); and

(2)	X-FAB Semiconductor Foundries AG having its principal place of business at Haarbergstrasse 67, 99097 Erfurt, Germany (“COMPANY” or “SUPPLIER”).

RECITALS
WHEREAS, pursuant to the terms of the Agreement, Power Integrations grants to SUPPLIER licenses of certain of Power Integrations’ intellectual property for the sole purpose of Power Integrations acquiring from SUPPLIER the fabrication and supply of wafers of certain power IC products; and
WHEREAS, Power Integrations and COMPANY desire to amend certain terms of the Agreement; and
WHEREAS, in accordance with Section 18.10 of the Agreement, the Agreement may be amended only by an instrument in writing duly executed by an authorized representative of COMPANY and POWER INTEGRATIONS.
NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby amend the Agreement as follows:
AGREEMENT
1.    Unless otherwise provided herein, all capitalized terms as used in this Amendment shall have the same meanings as defined in the Agreement.

2.    A new Section 10.4 and Section 10.5 are added to the Agreement as follows:

10.4
Subject to X-FAB [*] receipt of the prior written approval of PI for the specific SG Equipment to be purchased and final pricing, PI will pay X-FAB [*] the SG Equipment Cost on or before a date mutually agreed upon by the parties. X-FAB [*] will pay PI back for the SG Equipment Cost in the form of [*] discounts per [*] after the [*] until X-FAB [*] delivers and PI accepts [*] WAFERS (the [*]) (i.e., [*] = the SG Equipment Cost). The parties estimate the SG Equipment Cost will be roughly [*]. The [*] means [*].

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

10.5	If this Agreement is terminated in accordance with Article 13 (“Term and Termination”) before X-FAB [*] delivers and PI accepts the [*], X-FAB [*] shall, at X-FAB [*] election, either immediately:
(1) pay PI the following amount: (a) The difference of (i) the [*] minus (ii) the number of [*] WAFERS accepted by PI under this Agreement after the [*], times (b) [*]. For example, but without limitation, if PI has accepted [*] WAFERS between the [*] and the termination date, then X-FAB [*] shall pay PI [*]; or
(2) transfer all right title and interest in the SG Equipment to PI and deliver the SG Equipment to a location specified by PI.
If this Agreement expires before X-FAB [*] delivers and PI accepts the [*], X-FAB [*] will have no obligation to pay PI any funds under this Section 10.5, provided the quantity of [*] WAFERS delivered by X-FAB [*] was not materially adversely affected by X-FAB [*] quality, production, or delivery problems.
3.    Section 13.1 of the Agreement is deleted in its entirety and replaced with the following:

13.1.	This Agreement shall continue in full force and effect from the Effective Date until [*], unless earlier terminated as provided herein (“Term”).
4.    Section 18.16 of the Agreement is deleted in its entirety and replaced with the following:

18.16.
X-FAB [*] - [*] Wafers. X-FAB [*] shall use its best efforts to qualify PI’s process and supply [*] inch [*] and [*] WAFERS from X-FAB [*] facility as soon as practicable after the Effective Date. PI will pay X-FAB [*] a fee of [*] for X-FAB [*] research and development efforts to transfer and qualify [*] and [*] WAFERS processes at X-FAB [*]. Provided X-FAB [*] continues to use its best efforts to transfer and qualify such processes, PI will make such payment in accordance with the following schedule at the beginning of each year: [*].

5.    The following new Article 19 is added to the Agreement:

Article 19.    (SG Manufacturing Equipment)

19.1
X-FAB [*] will purchase and install at its own cost as soon as mutually agreed in [*] a [*] Tool, a [*] Measurement System, and an [*]. X-FAB [*] will also purchase and subject to the prior written approval of PI: (1) the following manufacturing equipment, which is, (a) a [*] Tool specific to the [*], (b) a [*] Tool, (c) Specialized Test Equipment, (d) a [*] Tool, (e) a [*] Tool, and (f) a [*] Tool ((a) through (f) collectively the “SG Equipment”); (2) installation of the SG Equipment; and (3) fitting for the SG Equipment. X-FAB [*] will be responsible for [*]. Subject to PI’s prior written approval of the specific SG Equipment manufacturers, model numbers, and purchase price (the “SG Equipment Cost”) and Sections 10.4 and 10.5, PI will reimburse X-FAB [*] for the SG Equipment Cost.

19.2
X-FAB [*] will [*] the SG Equipment and, except as set forth above, will be responsible for full installation, connection to existing equipment, testing and qualification of the SG Equipment at X-FAB [*] facility. Qualification will be in accordance with a qualification plan

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

mutually agreed upon in writing between X-FAB [*] and PI. Qualification shall not be complete until the date PI reasonably agrees in writing that the foregoing qualification plan has been met.

19.3
X-FAB [*] shall keep the SG Equipment in operating condition and available for VOLUME PRODUCTION during the Term of this Agreement. X-FAB [*] shall be responsible for the maintenance and operation of the SG Equipment as long as wafers are produced for PI at X‑FAB [*] facility. X-FAB [*] will pay for all repairs of the SG Equipment. Any repairs should be completed in reasonable time provided, however, that if a repair cannot be completed within ten (10) calendar days from discovery of the need for such repair, then X-FAB [*] shall give immediate written notice to PI describing (1) the problem preventing repair in such ten (10) day period, and (2) a firm schedule for completing the repair.

19.4
X-FAB [*] shall not modify the SG Equipment without the prior written approval of PI. For modifications initiated by X-FAB [*], X-FAB [*] will pay for any modifications of the SG Equipment. PI shall determine whether the approved modification requires re-qualification of the SG Equipment. X-FAB [*] agrees to re-qualify the SG Equipment if so determined in accordance with a mutually agreed-to, written qualification plan. Such re-qualification will be at X-FAB [*] expense. For SG Equipment modifications requested by PI, PI will pay for the cost of the modifications and re-qualification.

19.5
Without PI’s prior written consent, X-FAB [*] shall not (a) move or relocate the SG Equipment, (b) lend or transfer it to any third party, or (c) encumber the SG Equipment with any lien or other security interest, except for the terms and conditions of any grant by the U.S. government.

19.6
The SG Equipment will be used for manufacturing WAFERS for PI, and for PI research and development activities. The SG Equipment will not be used for the benefit of competitors of PI. X-FAB [*] will obtain prior written consent of PI for the use of the [*] Tool for non-competitive third parties and such consent will not be unreasonably withheld. Subject to the foregoing and Section 19.10, the operation of the [*] Tool for any other use, including the use of the [*] Tool for [*], is permitted as long as delivery and FOUNDRY CAPACITY commitments by X-FAB [*] to PI are met.

19.7
X-FAB [*] will maintain, at its sole cost and expense, the same types and amounts of insurance for the SG Equipment as X-FAB [*] maintains for its other similar equipment at X-FAB [*] facility. A Certificate of Insurance indicating such coverage shall be delivered to PI upon request. The Certificate shall indicate that the policy will not be changed or terminated without at least thirty (30) days’ prior notice to PI, shall name PI as an additional named insured and shall also indicate that the insurer has waived its subrogation rights against PI.

19.8
X-FAB [*] hereby grants a security interest in the SG Equipment furnished hereunder and the proceeds therefrom, to secure full re-payment of the SG Equipment Cost to PI in accordance with this Agreement. X-FAB [*] agrees to execute any financing statements or other documents PI requests to protect its security interest.

19.9	The requirements of Sections 19.2 - 19.8 will expire upon [*] the date that [*] and [*] the [*] or upon the date that [*] the [*] set forth in Section 10.5.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

19.10
Prior to [*], X-FAB [*] shall not [*] or [*] from X-FAB [*] facility to any third party for [*] of the same active material system as the [*] for so long as X-FAB [*] is required under this Agreement to (a) [*] of PI’s [*] or (b) [*]. Subject to 19.6, X-FAB [*] will promptly [*] of the [*] of [*] prior to [*] for such [*] from X-FAB [*] facility. X-FAB [*] may submit requests to PI from time to time for exceptions to the foregoing restriction and PI may grant or deny such requests in its sole and absolute discretion. Prior to [*], PI will not [*] a [*] with a [*] to [*] of the same active material system as the [*], provided X-FAB [*] at all times during such period satisfies [*], qualifies and supplies [*] in the timeline mutually agreed upon by the Parties, and satisfies the [*] for [*].

6.    Exhibit B of the Agreement is hereby amended to include the additional language set forth in Exhibit B-1 attached hereto.

7.    Notwithstanding anything to the contrary in the WSA, the parties acknowledge and agree that with respect to all PI INTELLECTUAL PROPERTY related to PI’s [*], the scope of the license rights granted to SUPPLIER in Section 4 of the WSA are granted solely to X-FAB [*], and not to [*].

8.    Effective as of the Amendment Effective Date, all references in the Agreement to the “Agreement” or “this Agreement” shall mean the Agreement as amended by this Amendment. Except as expressly amended herein, the terms of the Agreement continue unchanged and shall remain in full force and effect. This Amendment may be executed in one or more counterparts, each of which shall be considered an original, but all of which counterparts together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives, effective as of the Amendment Effective Date.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

X-FAB Semiconductor Foundries AG	Power Integrations International, Ltd.

By:/s/ Lloyd Whetzel	By:/s/ John L. Tomlin
Name: Lloyd Whetzel Title: CEO, X-FAB [*] Date: 2/19/2014	Name:John L. Tomlin Title:President Date:2/19/2014

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit B-1
PRICES for X-FAB [*] [*] WAFERS

[*] WAFERS
Wafer Price through [*]	[*]/wafer
Pricing for [*] and forward will be negotiated annually with a mutual understanding that both parties will collaborate to [*]. Both parties understand that [*] and that X-FAB [*] and PI will work together to [*].
[*] WAFER
[*] WAFER pricing will be [*] upon completion of the qualification of the technology.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.